                                                                       EXHIBIT 5


November 14, 1995


Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203


Dear Sirs:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Newmont Mining Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the issuance from time to time of a maximum of 7,899,436 shares (the "Shares") of Common Stock, par value $1.60 per share of the Company that have been or may be acquired by (i) Salomon Brothers Inc, Goldman Sachs & Co. and SBC Warburg, a division of Swiss Bank Corporation (collectively the "Purchasers") upon conversion of the Depositary Shares (the "Depositary Shares") of the Company, (ii) the Purchasers pursuant to the standby arrangement described in the Prospectus forming part of the Registration Statement (the "Standby Arrangement") and (iii) certain other stockholders to be identified in Prospectus Supplements to the Prospectus forming part of the Registration Statement who elect to have sales made by them prior to December 7, 1995 of shares of Common Stock that were issued upon conversion of the Depositary Shares covered by the Registration Statement.

         Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that the Shares have been duly authorized by all necessary corporate action by the Company and, when issued, delivered and, in the case of Shares purchased by the Purchasers pursuant to the Standby Arrangement, paid for as contemplated by the Prospectus forming part of the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Validity of Common Stock" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                        Very truly yours,


                                        White & Case